EXHIBIT  21


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          SUBSIDIARIES  OF  THE  REGISTRANT

1.     Fast  Title  Loans,  Inc.
       Florida  Corporation,  chartered  1996
       Conducts business under the name "Fast Title Loans."

2.     Fast  PayCheck  Advance  of  Florida,  Inc.
       Florida  Corporation,  chartered February 9, 1998
       Conducts business under the name "Fast PayCheck."

3.     Summit  Property,  Inc.
       Florida  Corporation,  chartered December 29, 1997
       Summit  Property,  Inc.,  is  an  inactive  company.


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